SITEK, INCORPORATED

                            INVESTOR RIGHTS AGREEMENT


     This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of March 29, 2000 by and among SITEK, Incorporated, a Delaware corporation (the "COMPANY"), and Intel Corporation, a Delaware corporation (the "Investor").

                                    RECITALS

     A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, shares of the Company's Series A Preferred Stock (the "SERIES A PREFERRED STOCK") on the terms and conditions set forth in that certain Series A Preferred Stock Purchase Agreement, dated of even date herewith by and between the Company and the Investor (the "PURCHASE AGREEMENT").

     B. The Purchase Agreement provides that the Investor shall be granted certain information rights, registration rights and other rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION RIGHTS.

     1.1 INFORMATION AND INSPECTION RIGHTS. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds any shares of Series A Preferred Stock issued under this Agreement or the Purchase Agreement, the Company will deliver to the Investor: (a) audited annual financial statements within 90 days after the end of each fiscal year, (b) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter; and (c) an annual budget for the following fiscal year within 30 days prior to the end of each fiscal year. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds any shares of Series A Preferred Stock issued under this Agreement or the Purchase Agreement, the Investor shall have standard inspection rights of a stockholder under the General Corporation Law of the State of Delaware. The Company shall deliver to the Investor copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the SEC.

     1.2 BOARD OBSERVER. So long as the Investor, together with its Majority Owned Subsidiaries (as defined in Section 6.1(c)), holds at least 40% of the shares of the Company's Series A Preferred Stock or Common Stock acquired upon the conversion of Series A Preferred Stock (such number to be proportionately adjusted for stock splits, stock dividends, and similar events), the Company will permit a representative of the Investor (the "Observer") to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Investor, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.

     The Company acknowledges that the Investor will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, (1) Investor's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitations, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that Investor and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor's ability to pursue opportunities based on such Information or that would require Investor or Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

     Exchanges of confidential and proprietary information between the Company and the Observer shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 204827, dated February 7, 2000, executed by the Company and Intel, and any Confidential Information Transmittal Records provided in connection therewith.

2. REGISTRATION RIGHTS.

     2.1 DEFINITIONS. For purposes of this Section 2:

          (a) REGISTRATION. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement.

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
          (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means:
(1) any Common Stock of the Company issued or to be issued pursuant to conversion of any shares of Series A Preferred Stock issued (A) under the Purchase Agreement, and (B) pursuant to the Right of Participation (defined in Section 3 hereof) and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Series A Preferred Stock described in clause (1) of this subsection (b). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering or sold pursuant to Rule 144 promulgated under the Securities Act.

          (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

          (d) HOLDER. For purposes of this Section 2, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

          (e) FORM S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (f) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

     2.2 DEMAND REGISTRATION.

          (a) REQUEST BY HOLDERS. If the Company shall at any time after the first anniversary of the date hereof receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2. If at the time of receipt of the Request Notice shares of the Company's Common Stock are traded on

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
a national securities exchange or the NASDAQ National Market or the NASDAQ Small Cap Market, the Company shall have the option, instead of registering such Registrable Securities as are requested herein, to purchase such Registrable Securities at the Market Price (as defined herein). The parties shall negotiate in good faith towards the execution of a purchase agreement within 15 business days of the receipt by the Company of the Request Notice. "Market Price" as used herein shall be the higher of (i) the closing price of the Company's Common Stock as quoted on the NASDAQ National Market the day before the closing of the purchase by the Company of such Registrable Securities and (ii) the average of the closing prices as quoted on the NASDAQ National Market of the Company's Common Stock for the 30 trading days previous to the day on which such purchase closes.

          (b) UNDERWRITING. If the Holders initiating the registration request under this Section 2.2 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including, in the case of a primary underwritten public offering, a market standoff agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company shall be obligated to effect only two (2) such registrations pursuant to this Section 2.2.

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
          (d) DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period. In addition, the Company may defer its obligation to effect any such registration until after ninety days immediately following the effective date of any registration statement on Form S-1, S-2 or S-3 registering the Company's securities; provided, however, that the Company may avail itself of this deferral no more than once in any twelve month period.

          (e) EXPENSES. All expenses incurred in connection with any registration pursuant to this Section 2.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section
2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); PROVIDED, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but EXCLUDING registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the

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
Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, in the case of a primary public offering, a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST to the Company, and SECOND, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; PROVIDED, HOWEVER, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty-three percent (33%) of the aggregate number of shares to be offered; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten
(10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with

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
respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

          (c) NOT DEMAND REGISTRATION. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

     2.4 FORM S-3 REGISTRATION. In case the Company shall at any time after the first anniversary of the date hereof receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) NOTICE. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) REGISTRATION. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a); PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.4:

               (1) if Form S-3 is not available for such offering by the
Holders:

               (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

               (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be

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materially detrimental to the Company and its shareholders for such Form S-3
Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety
(90) days after receipt of the request of the Holder or Holders under this
Section 2.4;

               (4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act on Form 8-3 other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(a); or

               (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) EXPENSES. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company.

          (d) DEFERRAL. The Company may defer its obligation to effect any such registration until after ninety days immediately following the effective date of any registration statement on Form S-1, S-2 or S-3 registering the Company's securities; provided, however, that the Company may avail itself of this deferral no more than once in any twelve month period.

          (e) NOT DEMAND REGISTRATION. Form 8-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

     2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible: (a) REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, PROVIDED, HOWEVER, that the Company shall not be required to keep any such registration statement effective for more than ninety
(90) days.

          (b) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to

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comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) PROSPECTUSES. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

          (d) BLUE SKY. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) UNDERWRITING. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) NOTIFICATION. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) OPINION AND COMFORT LETTER. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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     2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or Other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shalt the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for

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use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action:
PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that the total amounts payable in indemnity by a Holder under this
Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.7.

               (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the Securities Act.

               (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may. not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f) SURVIVAL. The obligations of the Company and Holders under this Section 2.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

     2.8 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration. pursuant to
Section 2.2, 2.3 or 2.4 more than five (5) years after the date of this

Agreement, or, with respect to any Holder, if, in the opinion of counsel to the Company, all such Registrable Securities held by such Holder may then be sold without registration in any three-month period pursuant to Rule 144 promulgated under the Securities Act.

     2.9 NO REGISTRATION RIGHTS TO THIRD PARTIES. Without the prior written consent of the holders of at least 66-2/3% of the Company's outstanding Series A Preferred Stock then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form 8-3 registration rights described in this Article 2, or otherwise) relating to shares of the Company's Series A Preferred Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the rights of the Holders.

3. RIGHT OF PARTICIPATION.

     3.1 GENERAL. The Investor and any assignee to which rights under this
Section 3 have been duly assigned in accordance with Section 5 (the Investor and each such assignee being hereinafter referred to .as a "PARTICIPATION RIGHTS HOLDER") shall have the right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined in Section 3.2), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the "RIGHT OF PARTICIPATION").

     3.2 PRO RATA SHARE. A Participation Rights Holder's "PRO RATA SHARE" for purposes of the Right of Participation is the ratio of (a) the number of Registrable Securities held by such Participation Rights Holder to (b) the total number of shares of Series A Preferred Stock of the Company (and other voting securities of the Company, if any) then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation).

     3.3 NEW SECURITIES. "NEW SECURITIES" shall mean any Series A Preferred Stock, Preferred Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Series A Preferred Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Preferred Stock, Preferred Stock or other capital stock, PROVIDED, HOWEVER, that the term "New Securities" shall not include:

     (a) up to 2,500,000 shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the SITEK, Incorporated 1999 Stock Incentive Plan (the "Plan") and 250,000 shares of the Company's Common Stock issued to directors of the Company pursuant to stock options issued outside the Plan;

     (b) any shares of Series A Preferred Stock issued under the Purchase Agreement, as such agreement may be amended;

     (c) any securities issued in connection with any stock split stock, dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

     (d) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

     (e) warrants to financing sources and any securities issued upon the exercise thereof;

     (f) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

     (g) any securities issued in connection with an underwritten public offering pursuant to a registration statement filed with the U.S. Securities and Exchange Commission, after which shares of the Company's Common Stock trade on a national securities exchange or the NASDAQ National Market or the. NASDAQ Small Cap Market and with a price per share of at least the price per share listed as of the close of trading on the national securities exchange or the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board the day before issuance or, if shares of the Company's Common Stock are not listed on a national securities exchange or the NASDAQ National Market or the NASDAQ Small Cap Market after the offering, a price per share of at least $20.

     3.4 PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "PARTICIPATION NOTICE"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share (and any reallotments as provided below) of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (and any reallotments). If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase. Such Participation Rights Holder shall purchase the portion elected by such Participation Rights Holder concurrently with the closing of the transaction triggering the Right of Participation. Each Participation Rights Holder shall have a right of reallotment such that, if any other Participation Rights Holder fails to exercise the right to purchase its full Pro Rata Share of the New Securities, the other participating Participation Rights Holders may exercise an additional right to purchase, on a pro rata basis, the New Securities not previously purchased.

     3.5 FAILURE TO EXERCISE. Upon the expiration of such ten (10) day period, the Company shall have 120 days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

     3.6 TERMINATION. The Right of Participation for the Investor and each other Participation Rights Holder shall terminate upon the earlier of (i) the completion by the Company of an underwritten secondary public offering of the Company's Common Stock, which results in gross proceeds to the Company of at least $5,000,000 or (ii) three (3) years from the date of Closing.

4. RIGHTS IN CORPORATE EVENTS.

     4.1 CORPORATE EVENT. A "CORPORATE EVENT" shall mean any of the following, whether accomplished through one or a series of related transactions (a) the acquisition by a third party or parties (the "Acquirer") of all or substantially all the assets of the Company or (b) any other transaction or series of related transactions that would result in a greater than fifty percent (50%) change in the ownership of the total outstanding shares of Series A Preferred Stock of the Company or any other class of voting securities of the Company. The Company agrees that it will provide the Investor with detailed written notice of any offer to the Company from a third party for a proposed Corporate Event within five (5) business days of the date the Company first becomes aware of such offer or proposed Corporate Event. In addition, the Company agrees that it will provide the Investor, within five (5) business days of the Company's becoming aware thereof, with detailed written notice of any bona fide offer from a third party to acquire ten percent (10%) or more of the Company's outstanding voting securities.

     4.2 INVESTOR CONSENT. The Company shall not consummate a Corporate Event without the prior written consent of the Investor. The Investor shall consent to such Corporate Event if it reasonably determines that the Acquirer will (i) become or cause the Company to remain a party to the Materials Collaboration Agreement executed and delivered by the Company pursuant to the Purchase Agreement without any material modification thereto or (ii) agree or cause the

Company to supply the Investor with all products or technology that are the subject of such Materials Collaboration Agreement, in compliance with all quality, performance, delivery and pricing standards and practices of the Investor's preferred suppliers, as such standards and practices are reasonably determined by the Investor.

     4.3 TERMINATION OF RIGHTS. The rights of the Investor under Sections 4.2 shall remain in full force until the termination of the Materials Collaboration Agreement, by its terms.

5. ASSIGNMENT AND AMENDMENT.

     5.1 ASSIGNMENT. Notwithstanding anything herein to the contrary:

          (a) INFORMATION RIGHTS. The rights of the Investor under Section 1.1 are transferable to any Holder; PROVIDED, HOWEVER, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5. The rights of the Investor under Section 1.2 may not be assigned.

          (b) REGISTRATION RIGHTS. The registration rights of the Investor under
Section 2 hereof may be assigned to any Holder; PROVIDED, HOWEVER, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

          (c) RIGHT OF PARTICIPATION. The rights of the Investor under Sections 3 hereof are fully assignable; PROVIDED, HOWEVER that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investor or its successor at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

          (d) RIGHTS ON CORPORATE EVENTS. The rights of the Investor under
Section 4 hereof may be assigned only in whole, and not in part, and only to a subsidiary of which the Investor beneficially owns, either directly or indirectly, at least 50% of the voting securities (a "Majority Owned Subsidiary"); PROVIDED, HOWEVER that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Investor at the time of such assignment stating the name and address of the assignee; and

PROVIDED FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

          (e) TRANSFER RESTRICTION. Neither the Investor nor any transferee shall transfer any right or interest in the Company to any of the not more than five entities set forth on Schedule A attached hereto; upon 30 days' notice to the Investor, the Company may, subject to the written consent of the Investor which consent shall not be unreasonably withheld, amend Schedule A from time to time.

     5.2 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

6. CONFIDENTIALITY AND NON-DISCLOSURE.

     6.1 DISCLOSURE OF TERMS. Except to the extent required by law or judicial order or regulation of any securities exchange on which the Company's securities are listed for trading or except as provided herein, neither party shalt disclose this Agreement, the Purchase Agreement, the Right of First Refusal, Co-sale and Subordination Agreement of even date herewith by and between the Company and the Investor and any and all amendments thereto (collectively, the "Financing Terms"), their existence or any of their terms without the other's prior written approval. Either party may disclose the Financing Terms to the extent required by law or judicial order, provided that if such disclosure is pursuant to judicial order or proceedings, the disclosing party will notify the other party promptly before such disclosure and will cooperate with the other party to seek confidential treatment with respect to the disclosure if requested by the other party and provided further that if such disclosure is required pursuant to the rules and regulations of any federal, state or local organization, the parties will cooperate to seek confidential treatment of the Financing Terms to the maximum extent possible under law. Notwithstanding the foregoing provisions or any other provision to the contrary, the Company agrees that, except to the extent required by judicial or administrative order, which the Company shall resist to the maximum extent possible under law, and except as required by the Securities Act to be disclosed in a registration statement or other offering document pursuant to which Investor is selling shares of Common Stock or other securities of the Company or as required by the Company's filings under the 1934 Act, the Company will not disclose the identity of the Investor hereunder or describe the Investor other than as a "corporate investor" in any public filing, advertisement, news release or professional or trade publication or in any other manner without the Investor's prior written consent (which consent generally will not be granted) and will not file the Financing Terms or any other agreement in existence on the date hereof between the Company and

Investor (the "Exhibit Filing") with any governmental or self-regulatory agency in which the identity of the Investor is disclosed; provided, however, that, in connection with any offering of securities by the Company for which registration is sought under the Securities Act, the Company may describe the Investor other than as a "corporate investor" or disclose the identity of the Investor in the prospectus filed with the SEC with respect to such offering or in any document incorporated by reference into such prospectus and/or make the Exhibit Filing if and only if (i) the Company is instructed to include such disclosure in such prospectus or incorporated documents and/or to make the Exhibit Filing by the SEC in written comments provided to the Company as a part of its review of the offering, (ii) the Company provides the Investor with a copy of such comment promptly following receipt, (iii) the Company uses its best efforts to persuade the SEC to withdraw its comment or to allow disclosure that does not identify the Investor other than as a "corporate investor," (iv) the Company provides the Investor the opportunity to comment on the Company's written response to the SEC with respect to such comment, (v) the Company provides the Investor with the opportunity to meet with the Company in person or by phone with the staff of the SEC to assist the Company in responding to such comment, AND (vi) the Company engages in a conference with the SEC Branch Chief responsible for the offering, in which a representative of the Investor participates and is given an opportunity to be heard, and after such conference the Branch Chief persists in his or her requirement that such disclosure and/or Exhibit Filing be made by the Company. The Company agrees that it will provide the Investor with drafts of any documents, press releases or other filings in which the Financing Terms or the transactions contemplated thereby are disclosed at least three (3) business days prior to the filing or disclosure thereof, and that it will not disclose or file any such documents, press releases or other filings to which Investor has reasonably objected.

     6.2 PRESS RELEASES, ETC. The Company and the Investor agree that there shall be no press release or other public statement issued by either party relating to the Financing Terms or the transactions contemplated thereby, without the prior written consent of each party.

     6.3 PERMITTED DISCLOSURES. Notwithstanding the foregoing, (I) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and (ii) the Investor may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information regarding the Financing Terms disclosed in a press release or other public announcement by the Investor.

     6.4 THIRD PARTY INFORMATION. Neither Party will be required to disclose to the other any confidential information of any third party without having first obtained such third party's prior written consent.

     6.5 SURVIVAL. The provisions of this Section 6 shall survive for a period of three (3) years from the date which the Purchaser ceases to have any rights under this Agreement.

     6.6 OTHER INFORMATION. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and the Investor (including without limitation, any exchanges of information with any Investor board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 204827, executed by the Company and the Investor, and any Confidential Information Transmittal Records ("CITR") provided in connection therewith.

7. GENERAL PROVISIONS.

     7.1. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

       To Investor:                         To the Company:
       Intel Corporation                    SITEK, Incorporated
       2200 Mission College Blvd.           1817 West 4th Street
       Santa Clara, CA 95052                Tempe, AZ 85281
       Attn: Portfolio Manager SC4-210      Attn: Don Jackson
       Fax Number: (408) 765-6038           Fax Number: (480) 921-3351

       With copies to:
       Intel Corporation                    Quarles & Brady LLP
       2200 Mission College Blvd.           One East Camelback Road, Ste. 400
       Santa Clara, CA 95052                Phoenix, AZ 85012
       Attn: General Counsel                Attn: P. Robert Moya, Esq.
       Fax Number: (408) 765-1859           Fax Number: (602) 230-5598

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other party written notice of the new address in the manner set forth above.

     7.2 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     7.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of Law.

     7.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     7.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     7.6 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     7.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.9 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Series A Preferred Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Series A Preferred Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SITEK, INCORPORATED                       INTEL CORPORATION

By:                                       By:
    ---------------------------------         ----------------------------------

Name:                                     Name:
      -------------------------------           --------------------------------

Title:                                    Title:
        -----------------------------            -------------------------------




                SIGNATURE PAGE TO SITEK INVESTOR RIGHTS AGREEMENT

INTEL CORPORATION
2200 Mission College Blvd.
P.O. Box 58119
Santa Clara, CA 95052-8119
(408) 765-8080
WWW.INTEL.COM

[INTEL LOGO]

3/22/00

To whom it may concern:

I hereby designate Noel Lazo to act on my behalf during my absence from the office 3/23/00 through 3/27/00 as authorized by the Intel Corporation Board of Directors; Resolutions dated July 16, 1997 (general treasury), September 17, 1997 (banking), and July 21, 1999 (corporate business development) (and the corresponding Board of Directors' Resolutions of Intel Corporation's direct and indirect subsidiaries), and the Intel Corporation Board of Directors' Resolutions dated May 20, 1997 (temporary delegations of authority).

Below is the true and authentic signature of Noel and, for internal accounting purposes, his initials.


         /s/ Noel Lazo                            /s/ NSL
         ------------------------------           ------------------
         Noel Lazo                                Initials
         Assistant Treasurer,
         Cash Management and Systems

Sincerely,

/s/ Arvind Sodhani

Arvind Sodhani
Vice President and Treasurer
INTEL CORPORATION

/pe

                                   Schedule A

Applied Materials, Inc.
Novellus Systems, Inc.
Tokyo Electron Limited
Ebarra Technologies
Silicon Valley Group, Inc.